     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1996


                                                      REGISTRATION NO. 333-00703
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 4 TO


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                            3661                           22-3408857
 (State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)           Identification No.)

                              600 MOUNTAIN AVENUE
                             MURRAY HILL, NJ 07974
                                 (908) 582-8500

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               RICHARD J. RAWSON
                    SENIOR VICE PRESIDENT & GENERAL COUNSEL
                              600 MOUNTAIN AVENUE
                             MURRAY HILL, NJ 07974
                                 (908) 582-8500

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                STEVEN A. ROSENBLUM                              CHARLES S. WHITMAN III
          WACHTELL, LIPTON, ROSEN & KATZ                          DAVIS POLK & WARDWELL
                51 WEST 52ND STREET                               450 LEXINGTON AVENUE
                NEW YORK, NY 10019                                 NEW YORK, NY 10020

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission (the "Commission") registration fee, the National Association of Securities Dealers, Inc. ("NASD") registration fee and the New York Stock Exchange listing fee.

                                                                            PAYABLE BY
                                                                          THE REGISTRANT
                                                                          --------------
        SEC registration fee............................................   $   1,100,432
        NASD registration fee...........................................          30,500
        New York Stock Exchange listing fee.............................         455,600*
        Blue Sky fees and expenses......................................          20,000*
        Accounting fees and expenses....................................       2,800,000*
        Legal fees and expenses.........................................       4,000,000*
        Printing and engraving expenses.................................       3,500,000*
        Miscellaneous fees and expenses.................................          93,468*
                                                                                --------
                  Total.................................................   $  12,000,000*

- ---------------
 * Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Restated Certificate of Incorporation of the Company (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

     The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     The Underwriting Agreements provide for indemnification by the Underwriters of the registrant, its Directors and officers, and by the registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

     The Separation and Distribution Agreement by and among the Company, AT&T Corp. ("AT&T") and NCR Corporation ("NCR") provides for indemnification by the Company of AT&T and its directors, officers and employees for certain liabilities, including liabilities under the Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


EXHIBIT
NUMBER                                       DESCRIPTION
- ------   ------------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement.
  3.1    Form of Restated Certificate of Incorporation of the Company.
  3.2    Form of By-Laws of the Company.
  4.1    Form of the Company's Common Stock certificate.
  4.2    Form of Rights Agreement between the Company and First Chicago Trust Company of New
         York, as Rights Agent, dated as of April 4, 1996.
  5.1    Opinion of Richard J. Rawson re: legality of shares being registered.
  5.2    Opinion of Wachtell, Lipton, Rosen & Katz re: legality of shares being registered.
 10.1    Separation and Distribution Agreement by and among the Company, AT&T and NCR, dated as of February 1, 1996 and amended and restated as of March 29, 1996.
 10.2    Employee Benefits Agreement by and between AT&T and the Company, dated as of
         February 1, 1996 and amended and restated as of March 29, 1996.

EXHIBIT
NUMBER                                       DESCRIPTION
- ------   ------------------------------------------------------------------------------------
 10.3    General Purchase Agreement by and between AT&T and the Company, dated as of February
         1, 1996 and amended and restated as of March 29, 1996.
 10.4    Interim Services and Systems Replication Agreement by and among AT&T, the Company and NCR, dated as of February 1, 1996.
 10.5    Brand License Agreement by and between the Company and AT&T, dated as of February 1,
         1996.
 10.6    Tax Sharing Agreement by and among the Company, AT&T and NCR, dated as of February
         1, 1996 and amended and restated as of March 29, 1996.
 10.7    Patent License Agreement among AT&T, NCR and the Company, effective as of March 29,
         1996.*
 10.8    Amended and Restated Technology License Agreement among AT&T, NCR and the Company, effective as of March 29, 1996.*
 10.9    Form of Lucent Technologies Inc. 1996 Long Term Incentive Program.
 10.10   Form of Lucent Technologies Inc. Deferred Compensation Plan for Non-Employee
         Directors.
 10.11   Form of Pension Plan for Non-Employee Directors of Lucent Technologies Inc.
 10.12   Form of Lucent Technologies Inc. Stock Retainer Plan for Non-Employee Directors.
 10.13   Form of Lucent Technologies Operating Agreement between the Company and AT&T Capital
         Corporation, dated as of April  , 1996.
 10.14   Form of Lucent Technologies Inc. 1996 Employee Stock Purchase Plan.
 21.1    Subsidiaries of the Company.
 23.1    Consent of Coopers & Lybrand L.L.P.*
 23.2    Consent of Richard J. Rawson (included in Exhibit 5.1).
 23.3    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2).
 27.1    Financial Data Schedule.
 99.1    Consent of Carla A. Hills to be named as a director nominee.
 99.2    Consent of Drew Lewis to be named as a director nominee.
 99.3    Consent of Richard A. McGinn to be named as a director nominee.
 99.4    Consent of Donald S. Perkins to be named as a director nominee.
 99.5    Consent of Henry B. Schacht to be named as a director nominee.
 99.6    Consent of Franklin A. Thomas to be named as a director nominee.
 99.7    Consent of Ephraim M. Brecher to be named as a director nominee.
 99.8    Consent of Jim G. Kilpatric to be named as a director nominee.
 99.9    Consent of Marc E. Manly to be named as a director nominee.
 99.10   Consent of S. Lawrence Prendergast to be named as a director nominee.
 99.11   Consent of Florence L. Walsh to be named as a director nominee.
 99.12   Consent of Paul J. Wondrasch to be named as a director nominee.


- ---------------
 * Filed herewith. All other exhibits have been previously filed.

     (b) Financial Statement Schedules.

     The following financial statement schedules are filed herewith:

        Schedule of Valuation and Qualifying Accounts.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing of the Offerings specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of April, 1996.


                                          LUCENT TECHNOLOGIES INC.

                                          By      /s/  HENRY B. SCHACHT

                                            ------------------------------------
                                                      Henry B. Schacht
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 SIGNATURES                                  TITLE                    DATE
- ---------------------------------------------   -------------------------------  ---------------
                /s/  HENRY B. SCHACHT           Chairman of the Board and Chief    April 3, 1996
- ---------------------------------------------          Executive Officer
              Henry B. Schacht
               /s/  DONALD K. PETERSON            Chief Financial Officer and      April 3, 1996
- ---------------------------------------------      Chief Accounting Officer
             Donald K. Peterson
               /s/  RICHARD A. MCGINN                      Director                April 3, 1996
- ---------------------------------------------
              Richard A. McGinn
                     /s/  CARLA A.                         Director                April 3, 1996
                     HILLS
- ---------------------------------------------
               Carla A. Hills
                        /s/  DREW                          Director                April 3, 1996
                    LEWIS
- ---------------------------------------------
                 Drew Lewis
                                                           Director
- ---------------------------------------------
              Donald S. Perkins
                                                           Director
- ---------------------------------------------
             Franklin A. Thomas
               /s/  EPHRAIM M. BRECHER                     Director                April 3, 1996
- ---------------------------------------------
             Ephraim M. Brecher
                      /s/  JIM G.                          Director                April 3, 1996
                   KILPATRIC
- ---------------------------------------------
              Jim G. Kilpatric
                   /s/  MARC E. MANLY                      Director                April 3, 1996
- ---------------------------------------------
                Marc E. Manly
           /s/  S. LAWRENCE PRENDERGAST                    Director                April 3, 1996
- ---------------------------------------------
           S. Lawrence Prendergast
                 /s/  MAUREEN B. TART                      Director                April 3, 1996
- ---------------------------------------------
               Maureen B. Tart
                /s/  FLORENCE L. WALSH                     Director                April 3, 1996
- ---------------------------------------------
              Florence L. Walsh
                /s/  PAUL J. WONDRASCH                     Director                April 3, 1996
- ---------------------------------------------
              Paul J. Wondrasch

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                       DESCRIPTION
- ------   ------------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement.
  3.1    Form of Restated Certificate of Incorporation of the Company.
  3.2    Form of By-Laws of the Company.
  4.1    Form of the Company's Common Stock certificate.
  4.2    Form of Rights Agreement between the Company and First Chicago Trust Company of New
         York, as Rights Agent, dated as of April 4, 1996.
  5.1    Opinion of Richard J. Rawson re: legality of shares being registered.
  5.2    Opinion of Wachtell, Lipton, Rosen & Katz re: legality of shares being registered.
 10.1    Separation and Distribution Agreement by and among the Company, AT&T and NCR, dated as of February 1, 1996 and amended and restated as of March 29, 1996.
 10.2    Employee Benefits Agreement by and between AT&T and the Company, dated as of
         February 1, 1996 and amended and restated as of March 29, 1996.
 10.3    General Purchase Agreement by and between AT&T and the Company, dated as of February
         1, 1996 and amended and restated as of March 29, 1996.
 10.4    Interim Services and Systems Replication Agreement by and among AT&T, the Company and NCR, dated as of February 1, 1996.
 10.5    Brand License Agreement by and between the Company and AT&T, dated as of February 1,
         1996.
 10.6    Tax Sharing Agreement by and among the Company, AT&T and NCR, dated as of February
         1, 1996 and amended and restated as of March 29, 1996.
 10.7    Patent License Agreement among AT&T, NCR and the Company, effective as of March 29,
         1996.*
 10.8    Amended and Restated Technology License Agreement among AT&T, NCR and the Company, effective as of March 29, 1996.*
 10.9    Form of Lucent Technologies Inc. 1996 Long Term Incentive Program.
 10.10   Form of Lucent Technologies Inc. Deferred Compensation Plan for Non-Employee
         Directors.
 10.11   Form of Pension Plan for Non-Employee Directors of Lucent Technologies Inc.
 10.12   Form of Lucent Technologies Inc. Stock Retainer Plan for Non-Employee Directors.
 10.13   Form of Lucent Technologies Operating Agreement between the Company and AT&T Capital
         Corporation, dated as of April  , 1996.
 10.14   Form of Lucent Technologies Inc. 1996 Employee Stock Purchase Plan.
 21.1    Subsidiaries of the Company.
 23.1    Consent of Coopers & Lybrand L.L.P.*
 23.2    Consent of Richard J. Rawson (included in Exhibit 5.1).
 23.3    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2).
 27.1    Financial Data Schedule.
 99.1    Consent of Carla A. Hills to be named as a director nominee.
 99.2    Consent of Drew Lewis to be named as a director nominee.
 99.3    Consent of Richard A. McGinn to be named as a director nominee.
 99.4    Consent of Donald S. Perkins to be named as a director nominee.
 99.5    Consent of Henry B. Schacht to be named as a director nominee.
 99.6    Consent of Franklin A. Thomas to be named as a director nominee.
 99.7    Consent of Ephraim M. Brecher to be named as a director nominee.
 99.8    Consent of Jim G. Kilpatric to be named as a director nominee.
 99.9    Consent of Marc E. Manly to be named as a director nominee.
 99.10   Consent of S. Lawrence Prendergast to be named as a director nominee.
 99.11   Consent of Florence L. Walsh to be named as a director nominee.
 99.12   Consent of Paul J. Wondrasch to be named as a director nominee.


- ---------------
 * Filed herewith. All other exhibits have been previously filed.